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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                           MAY 11, 2000 (MAY 1, 2000)

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NUMBER 0-21054

                           SYNAGRO TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                                                   76-0511324
(State or other jurisdiction of                            (IRS Employer
Incorporation or organization)                             Identification No.)

1800 BERING, SUITE 1000                                    HOUSTON, TEXAS 77057
(Address of principal executive offices)                   (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 369-1700



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Item 5. Other events.

     On May 1, 2000, Synagro Technologies, Inc. announced that it has entered into a stock purchase agreement (the "Plan") to acquire the Bio Gro business from Waste Management, Inc. for $201 million payable in cash and assumed debt. Synagro has obtained commitments to finance the transaction with senior debt provided by Bank of America, N. A. and a combination of senior subordinated debt and convertible preferred stock issued to GTCR Golder Rauner, LLC. The closing of this transaction and the financing is contingent upon receiving necessary consents, approvals, and releases, as well as other customary closing conditions.

     No assurance can be given that the Plan will be completed as contemplated.


Item 7. Exhibits

     99.1 Press release dated May 1, 2000.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SYNAGRO TECHNOLOGIES, INC.

Date:  May 11, 2000                By: /s/ Thomas J. Bintz
                                      ---------------------------------------
                                           Thomas J. Bintz
                                           Vice President/Corporate Controller

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                                 EXHIBIT INDEX


Exhibit
Number    Description
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
99.1      Press release dated May 1, 2000.